                               STOCK PURCHASE AGREEMENT

                            DATED AS OF NOVEMBER 30, 1998

                                     BY AND AMONG

                              CTS TELCOM HOLDINGS, INC.

                                   CTS TELCOM, INC.

                                  ROSALIND R. ABBOTT

                                   EDWARD S. SOREN



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                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I

1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II

2.1  Transfer of Stock of the Company. . . . . . . . . . . . . . . . . . . .2

2.2  Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.3  Delivery of the Shares. . . . . . . . . . . . . . . . . . . . . . . . .2

2.4  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE III

3.1  Incorporation, Stock, Etc.. . . . . . . . . . . . . . . . . . . . . . .2

3.2  Title to Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

3.3  Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . . .3

3.4  No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE IV

4.1  Representations and Warranties. . . . . . . . . . . . . . . . . . . . .4

ARTICLE V

5.1  Amendment and Modifications . . . . . . . . . . . . . . . . . . . . . .4

5.2  Waiver of Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .4

5.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.4  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.5  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.7  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.10 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.12 Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6


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

SCHEDULES
---------

Schedule A-1       List of Shareholders, Shares Owned and Addresses

Schedule 3.1(b)    Company - Incorporation, Stock, Etc.

                               STOCK PURCHASE AGREEMENT


              This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into effective as of this 30th day of November, 1998, by and among CTS Telcom Holdings, Inc, a Delaware corporation ("CTSTH"), CTS Telcom, Inc., a Florida corporation (the "COMPANY"), and each of the following shareholders of the Company: Rosalind R. Abbott and Edward S. Soren, (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

                                       RECITALS

              A. As of the date of this Agreement, the outstanding capital stock of the Company is owned by the Shareholders in the amounts set forth opposite each such Shareholder's name on SCHEDULE A-1 hereto, and such shares constitute 100% of the issued stock of the Company.

              B. On the Closing Date, CTSTH will acquire all of the issued and outstanding stock of the Company from the Shareholders on the terms and conditions provided for herein.

              C. For accounting purposes, it is intended that the acquisition of the Shares be accounted for as a "pooling-of-interests."

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties to this Agreement hereby agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

              1.1 DEFINITIONS. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions, in addition to those set forth elsewhere in this Agreement, shall apply:

              "Closing" means the consummation of the transactions contemplated by this Agreement which shall occur concurrently with the execution and delivery of this Agreement.

              "Closing Date" means the date specified in Section 2.6 of this Agreement.

              "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or governmental entity.

              "Restrictions" shall mean all liens, pledges, encumbrances, security interests, changes, voting trusts, agreements, rights, options, warrants, claims, taxes, contracts, calls, commitments, equities, demands, rights of first refusal, security agreements, assessments, charges, conditions or other restrictions, other than any of those in favor of CTSTH created by this Agreement.

                                      ARTICLE II
                                     THE PURCHASE

              2.1 TRANSFER OF STOCK OF THE COMPANY. Subject to and upon the terms and conditions set forth in this Agreement, the Shareholders shall transfer, convey, assign and deliver to CTSTH, and CTSTH shall accept and receive from the Shareholders, at the Closing hereunder, all of the issued and outstanding shares of capital stock of the Company (the shares of the capital stock of the Company being acquired by CTSTH hereunder shall be referred to herein collectively as the "SHARES" and each a "SHARE"). The Shares shall be conveyed by the Shareholders to CTSTH free and clear of all Restrictions whatsoever.

              2.2 CONSIDERATION. Neither CTSTH nor the Company shall transfer any consideration to the Shareholders for the shares.

              2.3 DELIVERY OF THE SHARES. At the Closing, each of the Shareholders shall tender to CTSTH the certificates representing the Shares, together with such appropriate documentation evidencing the transfer of such Shareholder's Shares pursuant to this Agreement, which documentation shall be in form and substance acceptable to CTSTH.

              2.4 CLOSING. The Closing Date of the transactions contemplated by this Agreement shall occur at the offices of CTSTH at 9999 Willow Creek Road, San Diego, California 92131 at 10:00 A.M., Pacific Standard Time, on November 30, 1998, or at such other location, time and date as the parties hereto shall agree.

                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SHAREHOLDERS

              The Company and each of the Shareholders hereby represent and warrant, jointly and severally, to CTSTH, in each case as of the date of this Agreement, as follows:

       3.1    INCORPORATION, STOCK, ETC.

              (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with all requisite power and authority to own its properties and assets and to carry on the business in which it is now engaged.

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              (b)    The issued and outstanding shares of the Company are as set forth on SCHEDULE 3.1(b) hereto. All of the issued shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on SCHEDULE 3.1(b), as of the Closing Date, the Company is not bound by any subscription, option, warrant, conversion privilege, or other right, call, agreement or commitment to issue or sell, or any obligation, agreement or commitment to purchase or otherwise acquire any of its stock or any securities convertible into or exchangeable for any of its stock. None of the stock of the Company has been issued in violation of any preemptive or contractual rights of any Person. All of the stock of the Company has been issued in compliance with all applicable securities laws, and there are no shareholders' agreements, voting trusts or similar agreements that are in effect with respect to any of such stock at the Closing Date, except as set forth on SCHEDULE 3.1(b).

              3.2 TITLE TO STOCK. Each Shareholder is the beneficial and record owner of all of the Shares listed next to such Shareholder's name on Schedule A-1. The Shares are not subject to any Restrictions that, as of the Closing, have not been or will not be waived or terminated, and each Shareholder has good and marketable title to such Shareholder's Shares, free and clear of any Restrictions.

              3.3 AUTHORITY; BINDING EFFECT. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, the Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance by the Shareholders of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Shareholders, and each of the Shareholders has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Shareholders and is the valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

              3.4 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Company or the Shareholders in connection with the negotiation, execution or performance of this Agreement or the transaction contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF CTSTH

              4.1 REPRESENTATIONS AND WARRANTIES. CTSTH hereby represents and warrants to each of the Shareholders, in each case as of the date of this Agreement, as follows:

              (a) INCORPORATION. CTSTH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              (b) AUTHORITY; BINDING EFFECT. (i) The execution, delivery and performance by CTSTH of this Agreement and the consummation of the transactions contemplated hereby by CTSTH has been duly and validly authorized by all necessary corporate action on the part of CTSTH; (ii) CTSTH has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; and (iii) this Agreement has been duly executed and delivered by CTSTH and is the valid and binding agreement of CTSTH, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

              (c) NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of CTSTH in connection with the negotiation, execution or performance of this Agreement or the transaction contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

                                      ARTICLE V
                               MISCELLANEOUS PROVISIONS

              5.1 AMENDMENT AND MODIFICATIONS. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

              5.2 WAIVER OF COMPLIANCE. Any failure of the Company and the Shareholders, on the one hand, or CTSTH, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other

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party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

              5.3 EXPENSES. The parties agree that all fees and expenses incurred by them in connection with this Agreement and the transaction contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, investment bankers and accountants.

              5.4 FURTHER ASSURANCES. Each party shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters. Notwithstanding the foregoing, the Shareholders shall not be obligated to incur any financial obligation or other liability other than as expressly provided herein.

              5.5 WAIVER. No failure on the party of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

              5.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or mailed, certified or registered mail with postage prepaid:

              (a)    if to CTSTH, to:

                     CTS Telcom Holdings, Inc.
                     9999 Willow Creek Road
                     San Diego, California 92131
                     Attention:  General Counsel

                     if to Company, to:

                     CTS Telcom, Inc.
                     9999 Willow Creek Road
                     San Diego, California 92131
                     Attention:  General Counsel

       or to such other person or address as CTSTH or Company shall furnish to each of the Shareholders in writing;

              (b) if to a Shareholder, to the address for each such Shareholder listed on SCHEDULE A-1 hereto, or to such other person or address as such Shareholder shall furnish to CTSTH in writing.

              5.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

              5.8 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into and to be wholly performed within such State, without giving effect to conflict of laws.

              5.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              5.10 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

              5.11 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, letters of intent, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

              5.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


                      [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

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

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.

"CTSTH"

CTS TELCOM HOLDINGS, INC.

a Delaware corporation

By: /s/ Edward S. Soren
   ----------------------------
Name:  Edward S. Soren
Title: President


"COMPANY"

CTS TELCOM, INC.

a Florida corporation

By: /s/ Edward S. Soren
   ----------------------------
Name:  Edward S. Soren
Title: President

"SHAREHOLDERS"

/s/ Rosalind R. Abbott
-----------------------------
ROSALIND R. ABBOTT

/s/ Edward S. Soren
-----------------------------
EDWARD S. SOREN

                                     SCHEDULE A-1
                                LIST OF SHAREHOLDERS,
                              SHARES OWNED AND ADDRESSES


NAME AND ADDRESS                                 SHARES HELD
---------------------                            -----------
Rosalind Abbott                                    620,000
9999 Willow Creek Road
San Diego, CA 92131

Edward S. Soren                                    380,000
9999 Willow Creek Road
San Diego, CA 92131






                                     Schedule A-1

SCHEDULE 3.1(b)

INCORPORATION, STOCK, ETC.

1.     The number of issued shares of the Company are 1,000,000.

2.     There are no outstanding options.










                                   Schedule 3.1(b)